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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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We have issued our report dated April 22, 1997, accompanying the consolidated financial statements and schedules of Countrywide Credit Industries, Inc. and Subsidiaries appearing in the Annual Report on Form 10-K for the year ended February 28, 1997, which is incorporated by reference in this Amendment No.1 to the Registration Statement on Form S-3 (File Nos. 333-31529 and 333-31529-01) (the "Amendment"). We consent to the incorporation by reference in this Amendment of the aforementioned report and to the use of our name as it appears under the caption "Experts."

GRANT THORNTON LLP

Los Angeles, California

July 29, 1997